SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 11, 2007 (October 5, 2007)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1919 Flowers Circle, Thomasville, GA		31757

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 5, 2007, Flowers Foods, Inc. (“Flowers”) entered into a First Amendment and Waiver (the “Amendment”) whereby it amended its credit facility with Bank of America N.A., Harris N.A. and Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, as co-documentation agents, SunTrust Bank, as syndication agent, and Deutsche Bank AG, New York Branch, as administrative agent (the “Credit Facility”). The Amendment provides for two one-year extension options of the Credit Facility, ending September 2014, and increases the maximum leverage ratio.
     Flowers has other relationships, including financial advisory and banking, with some parties to the Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
The following exhibit is furnished as part of this Report:

Exhibit Number	Description

10.1
First Amendment and Waiver, dated as of October 5, 2007, among Flowers Foods, Inc., a Georgia corporation, the lenders party to the Credit Agreement and Deutsche Bank AG New York Branch, as Administrative Agent.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ Stephen R. Avera
	Name:	Stephen R. Avera
	Title:	Sr. Vice-President, Secretary and General Counsel

Date: October 11, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment and Waiver, dated as of October 5, 2007, among Flowers Foods, Inc., a Georgia corporation, the lenders party to the Credit Agreement and Deutsche Bank AG New York Branch, as Administrative Agent.